EXHIBIT 10.1


                            Gilbert Goldstein, P.C.
                     3600 South Yosemite Street, Suite 870
                                Denver, CO 80237

                               September 25, 1998


Mr. Larry A. Mizel, President
M.D.C. Holdings, Inc.
3600 South Yosemite
Suite 900
Denver, Colorado  80237

Dear Larry:

         The purpose of this letter agreement (the "Agreement") is to confirm an understanding reached between us concerning the retention by M.D.C. Holdings, Inc. ("MDC") of Gilbert Goldstein, P.C. ("GG, P.C.") as a professional consultant on legal matters as follows:

1. GG, P.C. agrees to make Gilbert Goldstein available to perform legal consultation services for MDC on a day-to-day as-needed and directed basis for not less than 25 hours per week commencing October 1, 1998 through September 30, 1999, and for not less than 20 hours per week from October 1, 1999 through September 30, 2000.

2.       MDC agrees to compensate GG, P.C. as follows:

         a. $216,000 per year payable in equal monthly installments of $18,000 on the first day of each month commencing October 1, 1998 through September 30, 1999.

         b. $180,000 per year payable in equal monthly installments of $15,000 on the first day of each month commencing October 1, 1999 through September 30, 2000.

         c. From October 1, 1998 through September 30, 1999, $180.00 per hour for services performed in any month in excess of 100 hours and from October 1, 1999 through September 30, 2000, $180.00 per hour for services performed in any month in excess of 80 hours.



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Mr. Larry A. Mizel
September 25, 1998
Page 2

         d. Provide mutually agreed-upon office space at the office building known as 3600 South Yosemite Street, Denver, Colorado, or such other location as may be mutually agreed upon by GG, P.C. and MDC.

         e. Reimburse actual expenses incurred that are directly related to the services provided hereunder.

         f.       Provide   full-time   secretarial   services   of  a  mutually
                  agreed-upon secretary.

3. In the event Gilbert Goldstein retires from the practice of law, becomes disabled or dies during the term of this Agreement, MDC shall pay Mr. Goldstein or his estate, as the case may be, in lieu of any payments or other benefits or services to be provided by MDC pursuant to this Agreement, $7,000 per month on the first day of each month during the remaining term of this Agreement following the date of his retirement, disability or death.

4. This Agreement shall be in full force and effect for a period of two years commencing October 1, 1998.

5. GG, P.C. is an independent contractor and is not an employee of MDC for any purpose. In that regard, the method or performance of services, the services rendered, and the exact time and hours, GG, P.C. is to perform services on any given day will be entirely in the control and discretion of GG, P.C. MDC will rely on GG, P.C. to perform the services as reasonably necessary to fulfill the spirit and purpose of this Agreement. MDC is supplying office space and secretarial services to GG, P.C. because it is economically more efficient for it to do so because it has these available and because it desires GG, P.C. to be located in close proximity to MDC's headquarters for ease in the consultation process. In consideration thereof, GG, P.C. has substantially lowered the going rate for its services ($300.00 per hour) in order to facilitate the Agreement.

6. GG, P.C. will have the right to continue to perform legal services for other persons and entities.




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Mr. Larry A. Mizel
September 25, 1998
Page 3

         We have discussed the fact that Gilbert Goldstein is an "outside member of the Board of Directors" of MDC. Each party desires that Gilbert Goldstein continue in that capacity. The consulting Agreement will be performed in such fashion as not to interfere with or change that relationship. In the capacity of a consultant to MDC, GG, P.C. may provide legal counsel and advice to the Audit and Compensation Committees of the MDC Board of Directors. Those services will be provided by Gilbert Goldstein in his capacity as a consultant to MDC, and not in his capacity as a member of the MDC Board of Directors, and shall be included in the calculation of hours spent providing consulting services pursuant to this Agreement.

         Effective October 1, 1998, this Agreement will supersede all prior Agreements among GG, P.C., MDC and Gilbert Goldstein related to the subject matter hereof, including without limitation, the letter agreements between GG, P.C. and MDC dated September 22, 1994 and July 26, 1996.

         This entire Agreement has been approved by resolution of the Board of Directors of MDC.

         If you have any questions, please call me.

                                             Yours truly,

                                             GILBERT GOLDSTEIN, P.C.

                                             By:/s/ Gilbert Goldstein
                                                ---------------------------
                                                Gilbert Goldstein

Approved and agreed to this
5th  day of  October      , 1998
----        --------------


M.D.C. HOLDINGS, INC.

By:/s/ Larry A. Mizel
   -------------------------
   Larry A. Mizel, President